Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Paw Spa, Inc. for the quarter ending February 28, 2009, I, Edd Cockerill, Chief Executive Officer and Chief Financial Officer of Paw Spa, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending February 28, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending February 28, 2009, fairly represents in all material respects, the financial condition and results of operations of Paw Spa, Inc.

Date: April 20, 2009

Paw Spa, Inc.

/s/ Edd Cockerill
Edd Cockerill President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer, and sole member of the Board of Directors